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                                   EXHIBIT 5



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                    [Letterhead of Appleby Spurling & Kempe]



                                                                     25 May 2001

Loral Space & Communications Ltd.
600 Third Avenue
New York
NY   10016
USA

Ladies and Gentlemen:

Loral Space & Communications Ltd. (the "Company")

We have acted as Bermuda counsel to the Company, which is a Bermuda limited liability company, in connection with the Loral Savings Plan (the "Plan"), pursuant to which 15,000,000 shares of common stock of par value US$0.01 each (the "Common Shares") in the capital of the Company have been set aside and reserved for issuance under the Plan. In connection therewith, the Company has undertaken to file a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Plan.

Assumptions
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In stating our opinion we have assumed:-

(i)       the genuineness of all signatures on the Documents;

(ii) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to the authentic original Documents of all documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(iii) the authority, capacity and power of each of the persons, other than the Company, signing the Documents;



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(iv)      that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions unanimously passed by the Executive Committee of the Board of Directors in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout; and

(v) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete.

Opinion
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Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) The Company is duly incorporated as an exempted company and is validly existing under the laws of Bermuda and has all requisite corporate power and authority under its Constitutional Documents to set aside and reserve the Common Shares for issuance pursuant to the terms of the Plan.

(2) The issuance of the Common Shares pursuant to the Plan has been duly authorised by all necessary corporate action on the part of the Company.

(3) When issued and paid for in accordance with the terms of the Plan, the Resolutions and the Byelaws of the Company, the Common Shares will be validly issued, fully paid and non-assessable.

Reservations
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Our reservations are as follows:

(A) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction other than Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermuda court may decline to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

(B) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to any matters which are within the discretion of the Bermuda courts, such as the award of costs, or questions related to jurisdiction. Further, we express no opinion as to the validity or binding effect in Bermuda of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not know at the date hereof.

(C) Section 9 of the Interest and Credit Charges (Regulations) Act of 1975 provides that the Bermuda courts have discretion as to the amount of interest if any



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     payable on the amount of a judgment after date of judgment. If the court does not exercise that discretion, then interest will accrue at the statutory rate which is currently seven per cent per annum.

(D) Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(E)  For the purpose of this opinion:-

     (a) the term "fully paid" means, in relation to the issued shares of a company limited by shares (that is to say, a company having the liability of its members limited by its Memorandum of Association to the amount, if any, unpaid on the shares held by them), that members holding such shares have no liability to make any contribution or other payment to the company in respect of those shares; and

     (b) the term "non assessable" means, in relation to fully paid shares of a company, that such member shall not be bound by any alteration to the Memorandum of Association or to the Byelaws of that company after the date upon which he became a member, if insofar as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of or otherwise to pay money to the company.

(F) With respect to opinion (3), we have relied upon statements and representations made to us in the Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate and we qualify such opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.

Disclosure
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This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



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This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully
Appleby Spurling & Kempe

/s/ Appleby Spurling & Kempe



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                                    SCHEDULE
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1.   The entries and filings shown in respect of the Company on the files of the
     Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 21 May 2001.

2. The entries and filings show in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 21 May 2001.

3. Faxed copy of the Plan, expressed to be effective 23 April 1996 and to be restated to reflect amendments made through 20 November 2000.

4. Certified copy of the resolutions unanimously adopted by the Executive Committee of the Board of Directors of the Company at a meeting which was duly convened and held on 14 May 2001 (the "Resolutions").

5. Copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws adopted 18 May 1999 for the Company as of the date hereof (the "Constitutional Documents").

6. A certified copy of the "Foreign Exchange Letter", dated 12 January 1996, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

7. A certified copy of the "Tax Assurance", dated 20 February 1996, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

8. A Certificate of Compliance dated 21 May 2001, issued by the Ministry of Finance in respect of the Company.

9. A certified copy of a Secretary's Certificate (the "Certificate") dated 16 May 2001 and signed by Avi Katz, Vice President and Secretary of the Company.


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